    THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH ALL APPLICABLE PROVISIONS OF STATE SECURITIES LAWS AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) IF (I) THE "PURCHASER" AND "HOLDINGS" (AS SUCH TERMS ARE HEREINAFTER DEFINED), HAVE BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE PURCHASER AND THE COMPANY HAVE BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY.

    THIS 8.0% SUBORDINATED CONVERTIBLE NOTE (THIS "NOTE") IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION OF ALL "SENIOR INDEBTEDNESS", PURSUANT TO, AND AS DEFINED IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 31, 1996, AS AMENDED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT") AMONG THE "ISSUERS" (AS HEREINAFTER DEFINED), HELLER EQUITY CAPITAL CORPORATION, AS PAYEE UNDER THIS NOTE, AND THE "ADMINISTRATIVE AGENT" (AS DEFINED IN THE SUBORDINATION AGREEMENT) TO THE EXTENT, AND IN THE MANNER PROVIDED IN, THE SUBORDINATION AGREEMENT. A COPY OF THE SUBORDINATION AGREEMENT WILL BE PROVIDED TO ANY HOLDER OF THIS NOTE UPON WRITTEN REQUEST TO THE ISSUERS.


                          8.0% SUBORDINATED CONVERTIBLE NOTE

December 31, 1996                                                     $7,100,000

    FOR VALUE RECEIVED, COLOR SPOT NURSERIES, INC., a Delaware corporation ("Holdings"), and COLOR SPOT WATSONVILLE, INC., a Delaware corporation (the "Company"; Holdings and the Company may be collectively referred to as the "Issuers" and the term Issuers shall include any successor, by name change or otherwise, of such entities), hereby promise, jointly and severally, to pay to the order of HELLER EQUITY CAPITAL CORPORATION, a Delaware corporation ("Heller"), or any successor holder of this Note, the principal amount of $7,100,000, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

    This Note was issued pursuant to a Recapitalization and Stock Purchase Agreement, dated as of December 31, 1996 (the "Purchase Agreement"), among Holdings, KCSN Acquisition Company, L.P., a Delaware limited partnership (the "Purchaser"), the Shareholders of the Company (other than Heller), and Heller, and this Note is one of the "8.0% Subordinated Convertible Notes" (the "Notes"), referred to in the Purchase Agreement and in the following provisions of this Note. The principal amount of this Note and interest thereon is subject to offset in the circumstances set forth in the Purchase Agreement. In connection with Purchaser's purchase of certain stock of Holdings pursuant to the Purchase Agreement, all or substantially all of the assets and liabilities of Holdings will be assigned and assumed to and by the Company, including, without limitation, the obligations of Holdings under this Note; PROVIDED, HOWEVER, that no such assignment and assumption shall serve to release Holdings of its obligations hereunder. Capitalized terms used herein and not otherwise defined herein will have the meanings given to such terms in the Purchase Agreement or the Subordination Agreement, as applicable.


1. PAYMENT OF INTEREST. Subject in all events to the Subordination Agreement, interest (computed on the basis of a 365-day year) shall accrue on a daily basis at the rate of eight percent (8.0%) per annum on the unpaid principal amount of this Note outstanding from time to time. The Issuers shall pay to the holder of this Note all accrued interest (i) on June 30, 1997 for the period from the date hereof through such date, and (ii) semi-annually thereafter on June 30 and December 31 of each year (each, an "Interest Payment Date"), beginning December 31, 1997; provided that the Issuers, in their sole discretion, may elect to capitalize and add to the principal amount of this Note all interest payable on any Interest Payment Date, whereupon such amount of capitalized interest (together with any interest capitalized on any prior Interest Payment Date, the "Capitalized Amount") shall, from and after such Interest Payment Date and until paid in full by the Issuers, constitute principal hereunder for all purposes hereof. In the event that the Issuers fail to pay accrued interest in cash on any Interest Payment Date, the Issuers shall be deemed to have elected to capitalize such interest. Unless prohibited under applicable law, any accrued interest which is payable hereunder and which is not paid on the date on which it is payable shall bear interest from and after such date at the same rate at which interest is then accruing on the principal amount of this Note. Any accrued interest which for any reason has not theretofore been paid, shall be paid in full in immediately available funds on the date on which the final principal payment on this Note is paid. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is payable, until such time as payment therefor is actually delivered to the holder of this Note.

    2. PAYMENT OF PRINCIPAL ON NOTE. Subject in all events to the Subordination Agreement:

         2.1 SCHEDULED PAYMENT. The Issuers shall pay the outstanding principal amount of this Note, plus all accrued and unpaid interest (including the Capitalized Amount (which amount, if any, shall at all times be assumed to constitute part of the principal amount), if any), to the holder of this Note on the earlier of (i) December 31, 2004 or (ii) the time set forth pursuant to Section 8.2(b) hereof in connection with any acceleration of this Note.


         2.2  REDEMPTION.

              (a) MANDATORY REDEMPTION. To the maximum extent permitted by applicable law, at the option of the "Required Holders" (as hereinafter defined), the entire principal balance of the Notes, plus all accrued and unpaid interest, shall become immediately due and payable, without demand or notice:

                   (i) upon any sale or issuance or series of sales and/or issuances of Common Stock by Holdings or any holders thereof which results in any "Person" (as hereinafter defined) or group of affiliated Persons (other than Purchaser and its "Affiliates" (as hereinafter defined)) owning capital stock of Holdings possessing the voting power (under ordinary circumstances) to elect directors entitled to cast a majority of the votes of Holdings' board of directors; or

                   (ii) upon (A) any sale or transfer of more than 50% of the assets of Holdings and its Subsidiaries on a consolidated basis (measured by the greater of (i) book value in accordance with generally accepted accounting principles, consistently applied, and (ii) fair market value determined in the reasonable good faith judgment of Holdings' board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) or (B) any merger or consolidation to which Holdings is a party, except for a merger or consolidation in which, after giving effect to such merger or consolidation, the holders of Holdings' outstanding capital stock possessing the voting power (under ordinary circumstances) to elect directors entitled to cast a majority of the votes of Holdings' board of directors immediately prior to the merger or consolidation shall own capital stock or similar equity interests of the entity surviving such merger or consolidation possessing the voting power (under ordinary circumstances) to elect directors or similar positions entitled to cast a majority of the votes of the board of directors or similar governing body of such surviving entity and such surviving entity (including Holdings, if applicable) shall comply with Section 3.4(b) below.

              (b) OPTIONAL REDEMPTION. The Issuers may, at any time and from time to time, redeem all or a portion (in whole number multiples of $500,000) of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Notes held by each holder; provided that the Issuers have paid all interest on the Notes accrued through the date of redemption specified in the Issuers' notice referred to in subparagraph (c) below (to the extent such interest has not yet become part of the Capitalized Amount). A redemption of less than all of the outstanding principal amount of this Note shall not relieve the Issuers of their obligation to pay the remaining outstanding principal amount of this Note on the date specified in Section 2.1 above.

              (c) NOTICE. The Issuers shall send written notice of its election to make a redemption on the Notes to each holder of the Notes by registered or certified mail, return receipt requested, at least forty-five (45) days prior to the date of redemption.


         2.3 PRO RATA PAYMENT. The Issuers agree that any payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on any Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

         2.4 PAYMENT ON NON-BUSINESS DAYS. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing any interest due in connection with such payment.


    3.   CONVERSION.

         3.1  CONVERSION PROCEDURE.

                             (a)  At any time and from time to time, including
after the date of notice required in Section 2.2(c) but before any redemption, any holder of this Note may convert all or any portion of the principal amount, together with accrued interest on such principal amount, of this Note into the number of shares of Holdings' non-voting Common Stock (provided that any such conversion effected in connection with a "Public Offering" (as hereinafter defined) shall be a conversion to voting Common Stock), computed by dividing the principal amount to be converted (plus interest accrued on such principal amount) by the "Conversion Price" (as defined in Section 3.2 below) in effect at the time of conversion.

              (b) Each conversion of any portion of this Note will be deemed to have been effected as of the close of business on the date on which this Note, or any replacement Note herefor, has been surrendered at the principal office of Holdings accompanied by a notice of conversion specifying the portion of this Note to be converted. At such time as such conversion has been effected, the rights of the holder of this Note with respect to the amount so converted, as such holder, will cease and the Person or Persons in whose name or names any certificate or certificates for shares of non-voting or voting Common Stock, as applicable, are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of non-voting or voting Common Stock, as applicable, represented thereby.

              (c) As soon as possible after a conversion has been effected, Holdings will deliver to the converting holder:

                   (i) a certificate or certificates representing the number of shares of non-voting or voting Common Stock, as applicable, issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                   (ii) the amount payable under Section 3.1(f) below with respect to such conversion; and

                   (iii) a replacement Note which represents the principal portion, if any, of this Note, or any replacement Note herefor, which was not converted.

              (d) The issuance of certificates for shares of non-voting or voting Common Stock, as applicable, upon conversion of this Note, or any replacement Note herefor, will be made without charge to the holders of such
Note in respect thereof or other cost incurred by Holdings in connection with such conversion and the related issuance of shares of non-voting or voting Common Stock, as applicable. Upon conversion of any Note, Holdings will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

              (e) Holdings will not close its books against the transfer of Notes or of Common Stock issued or issuable upon conversion of Notes in any manner which interferes with the timely conversion of Notes.

              (f) If any fractional interest in a share of non-voting or voting Common Stock, as applicable, would, except for the provisions of this
Section 3.1(f), be deliverable upon any conversion of the Notes, Holdings, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair value of such fractional interest as of the date of conversion, determined in good faith by Holdings' "Board" (as hereinafter defined).

              (g) Notwithstanding any other provision hereof, if a conversion of Notes is to be made in connection with a Public Offering, the holder of such Notes shall give Holdings notice thereof within thirty (30) days of receipt of notice of Holdings' intention to effect such Public Offering and the conversion of any portion of the Notes may, at the election of the holder of such Notes, be conditioned upon the consummation of the Public Offering, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

              (h) Holdings shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (both voting and non-voting), solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Common Stock

(both voting and non-voting) issuable upon the conversion of all outstanding Notes. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. Holdings shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by Holdings upon each such issuance).

         3.2 CONVERSION PRICE. The "CONVERSION PRICE" will be $13.86, subject to adjustment as provided in Sections 3.3 and 3.4 below.

         3.3 SUBDIVISION OR COMBINATION OF COMMON STOCK. If Holdings at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if Holdings at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

         3.4  REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

              (a) HOLDINGS SURVIVES. Upon the consummation of an "Organic Change" (as hereinafter defined) (other than a transaction in which Holdings is not the surviving entity) the terms of the Notes shall be deemed modified, without payment of any additional consideration therefor, so as to provide that upon the conversion of the Notes following the consummation of such Organic Change, the holder of such Notes shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its Notes into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price made after the date of consummation of the Organic Change. All other terms of the Notes shall remain in full force and effect following such an Organic Change. The provisions of this Section 3.4(a) shall similarly apply to successive Organic Changes.

              (b) HOLDINGS DOES NOT SURVIVE. Holdings shall not enter into an Organic Change that is a transaction in which Holdings is not the surviving entity unless the surviving entity shall issue new securities, without payment of any additional consideration therefor, with terms that provide that upon the conversion of such securities following the consummation of such Organic Change, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its Notes into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price of such new securities made after the date of consummation of the Organic Change on an equivalent basis to the adjustments provided for the Conversion Price herein. All other terms of the new securities shall be equivalent to the terms of the Notes provided for herein. The provisions of this Section 3.4(b) shall similarly apply to successive Organic Changes.

                   3.5 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Board of Directors of Holdings (the "Board") will make an appropriate adjustment in the Conversion Price to reflect such event.

                   3.6     NOTICES.

              (a) Promptly upon any adjustment of the Conversion Price, Holdings will give written notice thereof to all holders of Notes.

              (b) Holdings will give written notice to all holders of Notes at least twenty (20) days prior to the date on which Holdings closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

              (c) Holdings will also give written notice to the holders of Notes at least twenty (20) days prior to the date on which any Organic Change will take place.

         3.7 MANDATORY CONVERSION. Holdings may require the conversion of all of the outstanding Notes to shares of voting Common Stock of Holdings upon the closing of a firm commitment underwritten Public Offering of shares of Holdings' Common Stock in which (i) the net proceeds received by Holdings will be at least $20,000,000 and (ii) the price per share paid by the public for such shares will be at least equal to the Conversion Price then in effect. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Notes at least twenty
(20) but not more than sixty (60) days prior to such closing.

    4.   PURCHASE RIGHTS.

         If at any time Holdings distributes, grants or issues for no consideration any rights or options to subscribe for or to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "OPTIONS" and such convertible or exchangeable stock or securities referred to herein as "CONVERTIBLE

SECURITIES") or rights to purchase stock, warrants, securities or other property to any Affiliate of Holdings other than pursuant to the Approved Stock Plan (the "PURCHASE RIGHTS"), then each holder of Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired had such grant, distribution or issuance been made to all holders of Common Stock and if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Notes immediately before the date on which a record is taken for the distribution, issuance or grant of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or grant of such Purchase Rights.

    5. COVENANTS. For as long as any Notes (which if converted would represent at least five percent (5%) of the outstanding Common Stock) remain outstanding:

         5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Issuers will deliver to each holder of Notes:

              (a) AUDITED FINANCIAL STATEMENTS. As soon as practicable after the end of each fiscal year of Holdings, and in any event within one hundred and twenty (120) days thereafter, consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such year, and consolidated statements of operations and cash flows of Holdings and its Subsidiaries, for such fiscal year, prepared in accordance with GAAP (as defined in the Purchase Agreement but including any changes in accounting practices that are approved by Holdings' independent accountants) and setting forth in each case in comparative form the figures for the previous fiscal year, certified by nationally recognized independent public accountants selected by Holdings;

              (b) INTERIM FINANCIAL STATEMENTS. As soon as practicable after the end of each month and in any event within forty-five (45) days thereafter, consolidated balance sheets of Holdings and its Subsidiaries as of the end of such period, and consolidated statements of operations of Holdings and its Subsidiaries for such period and for the current fiscal year to date, prepared substantially in accordance with GAAP (except for the absence of required footnotes and normal year-end adjustments) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, together with a comparison of such statements to Holdings' budget, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of Holdings;

              (c) BUDGET. Promptly upon the completion of its preparation, an annual business plan, including a budget and detailed financial projections for Holdings and its Subsidiaries for such period, all in reasonable detail, together with any related information reasonably requested by the Required Holders and approved by a majority of the Board;

              (d) AUDITORS' REPORTS. Promptly upon receipt thereof, copies of all other reports, if any, submitted to either of the Issuers by independent public accountants in connection with any annual or interim audit of the books of Holdings and its Subsidiaries made by such accountants;

              (e) LENDER INFORMATION. A copy of each notice of default that Holdings or any Subsidiary delivers to, or has delivered to it, by any holder of Senior Indebtedness;

              (f) LITIGATION. Promptly upon either of the Issuers learning thereof, notice of any litigation, suit or administrative proceeding that could reasonably be expected to have a Material Adverse Effect, whether or not the claim is considered by either of the Issuers to be covered by insurance;

              (g) OTHER INFORMATION. With reasonable promptness, all material press releases issued by Holdings or any Subsidiary, any filings made with the Securities and Exchange Commission by Holdings or any Subsidiary and such other data and information as either of the Issuers from time to time may furnish to the holders of their respective securities in their capacities as such;

         5.2 ACCOUNTING. Holdings will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered substantially in accordance with GAAP (except for changes in accounting practices that are approved by Holdings' independent accountants) and all financial statements delivered under this Section 5 will be prepared in accordance with GAAP (except for changes in accounting practices that are approved by Holdings' independent accountants);

         5.3 INSURANCE. The Issuers agree to maintain or cause to be maintained, with financially sound and reputable insurers or through an adequate self-insurance program, insurance with respect to their respective assets and business and the assets and business of their respective Subsidiaries against loss or damage, in amounts which are deemed adequate by the Issuers and are commercially reasonable under the circumstances, and at the request of any holder of Notes shall furnish such holder with evidence of the same.

         5.4 PAYMENT OF TAXES AND OTHER OBLIGATIONS. The Issuers agree to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of their respective assets or those of their respective Subsidiaries or in respect of its or their respective franchises, businesses, premium, income or profits, and all claims for work, labor or materials, which if unpaid could result in a Material Adverse Effect, before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice shall have been made therefor, and (b) such contest does not have a Material Adverse Effect.

         5.5 COMPLIANCE WITH LAWS. The Issuers agree to use their respective commercially reasonable best efforts to comply, and shall use their respective commercially reasonable best efforts to cause each of their respective Subsidiaries to comply, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, including, but not limited to, those of Delaware and California, and with all contracts, and agreements to which it is a party or shall become a party, in each case to the extent that any failure to comply with or violation of which would have a Material Adverse Effect.

         5.6  PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY; OPERATIONS.
The Issuers each agree to preserve, protect, and maintain, and cause each of their respective material Subsidiaries to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties in each case to the extent that any failure to comply with or failure to preserve, protect, and maintain would have a Material Adverse Effect.

         5.7 AFFILIATE TRANSACTIONS. The Issuers agree that they will not enter into, or permit any of their respective Subsidiaries to enter into, any transaction with any of their or any Subsidiary's Affiliates, except for (i) employment arrangements and benefit programs on terms approved by the Board,
(ii) transactions not less favorable to the Issuers or any of their Subsidiaries than would be available from unaffiliated parties, and (iii) transactions contemplated by the Fee Agreement dated December 31, 1996 between Holdings and Kohlberg & Co., L.L.C., a Delaware limited liability company. In no event shall Holdings and/or any Subsidiary of Holdings transfer, in any transaction or series of transactions, substantially all of Holdings' consolidated assets to any Affiliate other than a direct or indirect Subsidiary of Holdings.

    6.   REGISTRATION OF TRANSFER.

         Holdings will keep at its principal office a register for the registration of the Notes. Upon the surrender of any of the Notes at such place, Holdings will, at the request of the record holder of such Note, execute and deliver (at Holdings' expense) a new Note or Notes in exchange therefor representing in the aggregate the amount of outstanding principal and accrued interest represented by the surrendered Note. Each such new Note will be registered in such name and will represent such amount of outstanding principal and accrued interest as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered Note; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such Note and the payment of any applicable transfer taxes, if any, by the holder thereof.

    7.   REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to Holdings (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any of the Notes, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Holdings (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, Holdings will (at its expense) execute and deliver in lieu of such Note a new Note of like kind representing the principal amount and accrued interest outstanding on such Note and represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.

    8.   EVENTS OF DEFAULT.

         8.1 DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred:

              (a) FAILURE TO PAY INTEREST. If the Issuers fail to pay on any Interest Payment Date the full amount of interest then accrued and payable with respect to the Notes (and such failure continues for a period of five (5) days), provided that the Issuers' actual or deemed election to capitalize interest accrued and payable on this Note, as and to the extent provided in Section 1 above, shall not constitute an Event of Default;

              (b) FAILURE TO PAY PRINCIPAL. If the Issuers fail to pay when due the full amount of any principal payment on any Note;

              (c) COVENANT BREACH. If the Issuers breach or otherwise fail to perform or observe any covenant or agreement contained in the Notes and such failure to perform or observe a covenant or agreement is not cured within thirty
(30) days after the Issuers receive written notice of the occurrence thereof;

              (d) BANKRUPTCY, ETC. If either of the Issuers or any of their respective material Subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating either of the Issuers or any of their respective material Subsidiaries bankrupt or insolvent; or any order for relief with respect to either of the Issuers or any of their respective material Subsidiaries is entered under the United States Bankruptcy Code, as amended; or either of the Issuers or any of their respective material Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of either of the Issuers or any of their respective material Subsidiaries, or of any substantial part of its assets, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of their respective Subsidiaries (other than the Company)) relating to either of the Issuers or any of their respective material Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against either of the Issuers or any of their respective material Subsidiaries and either (i) either of the Issuers or any of their respective material Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days;

              (e) MONEY JUDGMENT. If any final money judgment, writ or warrant of attachment, or similar process involving (i) an amount in any individual case in excess of $250,000 or (ii) an amount in the aggregate in excess of $1,000,000 is entered or filed against either of the Issuers or any of their respective material Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days;

              (f) CROSS-ACCELERATION. If either of the Issuers or any of their respective material Subsidiaries defaults in the performance of any obligation or obligations, if the effect of such default is to cause an amount having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $2,500,000 to become due prior to its stated maturity; or

              (g) FAILURE TO REDEEM. If the Issuers shall fail to make a mandatory redemption of the Notes when required hereunder.

         8.2  CONSEQUENCES OF EVENTS OF DEFAULT.

              (a)  If an Event of Default of the type described in paragraph
(d) of Section 8.1 above has occurred, the entire outstanding principal amount of the Notes, plus all accrued interest thereon, shall immediately become due and payable, without any demand or other action on the part of the holders thereof.

              (b) If any Event of Default (other than of the type described in paragraph (d) of Section 8.1 above) has occurred, the Required Holders may declare (by written notice delivered to the Issuers) all or any portion of the outstanding principal amount of Notes immediately due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders. The Issuers shall give prompt written notice of any such demand to the other holders of Notes (but in any event within five (5) days after the initial declaration of acceleration), and each such other holder may demand immediate payment of all or any portion of such holder's Notes by giving written notice thereof to the Issuers within seven
(7) days after receipt of the Issuers' notice. If any holder or holders of Notes demands immediate payment of all or any portion of such holder's Notes pursuant to the terms of this Section 8.2(b), the Issuers shall pay to such holder or holders the principal amount of Notes requested to be paid plus accrued interest thereon within thirty (30) days after the initial declaration of acceleration; provided that if at any time after any Notes shall have become due and payable pursuant to this Section 8.2(b), the Issuers shall pay all arrears of interest on the Notes and all payments on account of the principal (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such overdue principal (if any) and overdue interest at the rate specified in the Notes) and all Events of Default (other than nonpayment of principal of, and interest on, the Notes due and payable solely by virtue of acceleration) shall be remedied prior to the expiration of such 30-day period or waived by the Required Holders at any time, then, such acceleration and its consequences shall be automatically rescinded.

         Each holder of Notes shall also have any other rights which such holder may have been afforded under any contract or agreement, including, without limitation, this Note, and specifically, without limitation, the rights to convert contained in Section 3 hereof, at any time and any other rights which such holder may have pursuant to applicable law.


    9. NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Note shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) sent by a nationally recognized overnight courier service for next business day delivery, to the recipient at the address below indicated or (c) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (b) above:

         If to the Issuers:

              Color Spot Nurseries, Inc.
              Color Spot Watsonville, Inc.
              3478 Buskirk Avenue
              Suite 260
              Pleasant Hill, California  94523
              (510) 935-0799 (telecopier)
              (510) 934-4443 (telephone)
              Attention:  Michael F. Vukelich

         If to Heller:

              Heller Equity Capital Corporation
              500 West Monroe Street
              Chicago, Illinois  60661
              (312) 441-7173 (telecopier)
              (312) 441-6798 (telephone)
              Attention:  Charles P. Brissman, Esq.

         With copies to:

              Heller International, Inc.
              500 West Monroe Street
              Chicago, Illinois 60661
              (312) 441-7173 (telecopier)
              (312) 441-6798 (telephone)
              Attention: Charles P. Brissman, Esq.

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by confirmed facsimile, or (y) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier for next business day delivery; PROVIDED that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

    10. SUBORDINATION. ALL OF THE HOLDERS' RIGHTS AND REMEDIES UNDER THIS NOTE, INCLUDING THE RIGHT TO PAYMENT, ARE AND SHALL BE SUBORDINATED AND JUNIOR TO THE PAYMENT IN FULL OF "SENIOR INDEBTEDNESS" (AS HEREINAFTER DEFINED) ON TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT AMONG HELLER, THE ISSUERS AND BANQUE INDOSUEZ, AS ADMINISTRATIVE AGENT, DATED OF EVEN DATE HEREWITH (THE "SUBORDINATION AGREEMENT"). PAYMENTS UNDER THIS NOTE ARE SUBJECT TO THE HOLDER'S OBLIGATIONS TO PAY SUCH AMOUNTS OVER TO THE HOLDERS OF SENIOR INDEBTEDNESS AT THE TIMES, AND IN THE MANNER, PROVIDED IN SUCH SUBORDINATION AGREEMENT.

    11. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Issuers may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Issuers have obtained the written consent of the holders of at least a majority of the outstanding principal amount of the Notes (the "Required Holders"). Without limiting the foregoing, no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, or (iii) the provisions of this Section 11, without the written consent of the Required Holders.

    12. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full (and not subject to an order to return or turn-over payments), or upon conversion of the entire amount of this Note as may be outstanding, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

    13. MANNER OF PAYMENT. Except as otherwise provided herein, any payment to be made hereunder shall be made at the direction of the holder of this Note by check or draft payable to or upon the order of the holder of this Note or, if such payment exceeds $100,000, by wire transfer of immediately available federal funds to an account designated by such holder. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment. Payments of principal and interest are to be delivered to the holder hereof at the address indicated on the Issuers' records or to such other address or to the attention of such other person as specified by prior written notice to the Issuers.

    14. WAIVER OF NOTICE. To the extent permitted by law, each of the Issuers hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

    15. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws.

    16.  CERTAIN DEFINITIONS.

         "APPROVED STOCK PLAN" shall mean collectively, all contracts, plans or agreements which have been approved by the board of directors of Holdings, pursuant to which Holdings' securities representing up to an aggregate of fifteen percent (15%) shares of Common Stock (on a fully diluted basis) may be issued to employees, officers, directors, consultants or other service providers of the Issuers.

         "AFFILIATE" shall mean any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, ten percent (10%) or more of the securities of any other Person shall be deemed to "control" such Person. All of each of the Issuers' executive officers, shareholders, directors, Subsidiaries, joint venturors and partners shall be deemed to be Affiliates of the Company for purposes hereof.

         "COMMON STOCK" means the common stock of Holdings.

         "ORGANIC CHANGE" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of Holdings' assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PUBLIC OFFERING" means any offering by Holdings of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that a Public Offering will not include an offering made on Securities and Exchange Commission Form S-4.

         "SENIOR INDEBTEDNESS" has the meaning set forth in the Subordination Agreement.
         "SUBSIDIARY" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by Holdings either directly or indirectly through Subsidiaries.

    17. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE ISSUERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF CONTRA COSTA, STATE OF CALIFORNIA AND IRREVOCABLY AGREE THAT SUBJECT TO HELLER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. THE ISSUERS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF THE ISSUERS DESIGNATES AND APPOINTS PRENTICE-HALL CORPORATION SYSTEM, INC. AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE ISSUERS WHO IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON THE ISSUERS' BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE ISSUERS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE ISSUERS AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE ISSUERS REFUSES TO ACCEPT SERVICE, THE ISSUERS HEREBY AGREE THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF HELLER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF HELLER TO BRING PROCEEDINGS AGAINST THE ISSUERS IN THE COURTS OF ANY OTHER JURISDICTION.

    19. WAIVER OF JURY TRIAL. EACH OF THE ISSUERS AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF THE ISSUERS AND HELLER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH

MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE ISSUERS AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO, OR ACCEPTING, THIS NOTE, AS THE CASE MAY BE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE ISSUERS AND HELLER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                               [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, each of the Issuers have executed and delivered this Note as of the date first written above.

                           COLOR SPOT NURSERIES, INC., a
                           Delaware corporation


                           By:  /s/ Michael F. Vukelich
                                ------------------------------------------
                                Michael F. Vukelich
                                Chairman/CEO


                           COLOR SPOT WATSONVILLE, INC., a
                           Delaware corporation


                           By:  /s/ Michael F. Vukelich
                                ------------------------------------------
                                Michael F. Vukelich
                                President